         LANNETT COMPANY REPORTS ITS 4TH QUARTER AND FISCAL 2003 RESULTS


         PHILADELPHIA, PA -- August 25, 2003 -- LANNETT COMPANY, INC. (AMEX:
LCI), a manufacturer of generic pharmaceuticals, is pleased to announce its preliminary results of operations for the quarter ended and fiscal year ended June 30, 2003. Compared to the prior periods noted, the Company's results of operations are summarized as follows:

         o A 73% increase in Net Sales for the fourth quarter ended June 30, 2003 compared to the fourth quarter ended June 30, 2002;

         o A 69% increase in Net Sales for the year ended June 30, 2003 compared to the prior year;

         o A 56% increase in Net Income for the fourth quarter ended June 30, 2003 compared to the fourth quarter ended June 30, 2002;

         o A 62% increase in Net Income for the year ended June 30, 2003 compared to the prior year

         The following table presents Lannett's unaudited and audited results of operations for the three months ended and the year ended June 30, 2003, respectively, compared to the prior periods noted:

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
                                             Three Months Ended:                          Year Ended:
                                            6/30/03           6/30/02             6/30/03            6/30/02
                                         Unaudited         Unaudited
                                                (In thousands,                         (In thousands,
                                     except for Diluted Income per Share)    except for Diluted Income per Share)
Net Sales                                 $ 12,157            $  7,024           $ 42,487            $ 25,126
Cost of Sales                                4,477               2,594             16,258               8,453
                                          ----------------------------           ----------------------------
Gross Profit                                 7,680               4,430             26,229              16,673
Research & Development Expenses                907                 483              2,575               1,749
Selling, General & Admin. Expenses           1,121                 793              4,338               3,299
                                          ----------------------------           ----------------------------
Operating Profit                             5,652               3,154             19,316              11,625
Other Income/(Expense)                        (154)               (220)              (315)               (446)
                                          ----------------------------           ----------------------------
Income Before Taxes                          5,498               2,934             19,001              11,179
Income Tax Expense                           2,406                 953              7,335               3,984
                                          ----------------------------           ----------------------------
Net Income                                   3,092               1,981             11,666               7,195
                                          ============================           ============================

Diluted Income per Share ***              $   0.15            $   0.10           $   0.58            $   0.36
                                          ============================           ============================

*** DILUTED INCOME PER SHARE FOR THE PRIOR PERIODS HAS BEEN ADJUSTED FOR THE COMPANY'S 3 FOR 2 STOCK SPLIT EFFECTIVE FOR SHAREHOLDERS OF RECORD ON FEBRUARY 14, 2003.

         The Company attributes the increases in sales and income from the prior periods to new product additions.

         The Company's common stock trades on the American Stock Exchange under the symbol "LCI". For more information please call Investor Relations at 215/333-9000.

THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR FUTURE BUSINESS PERFORMANCE. ANY SUCH STATEMENTS THAT REFER TO LANNETT'S ESTIMATED OR ANTICIPATED FUTURE FINANCIAL RESULTS, FUTURE INVENTORY LEVELS, FUTURE COMPETITION OR PRICING, FUTURE LEVELS OF OPERATING EXPENSES, PRODUCT DEVELOPMENT EFFORTS OR PERFORMANCE, OR OTHER NON-HISTORICAL FACTS ARE FORWARD-LOOKING AND REFLECT LANNETT'S CURRENT PERSPECTIVE OF EXISTING TRENDS AND INFORMATION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE UNCERTAINTY THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PRELIMINARY RESULTS DESCRIBED IN THIS PRESS RELEASE, RATES OF SALE OF CUSTOMER INVENTORIES, THE SUCCESS OF LANNETT'S PRODUCT DEVELOPMENT ACTIVITIES AND THE TIMELINESS WITH WHICH REGULATORY AUTHORIZATIONS AND PRODUCT ROLL-OUT MAY BE ACHIEVED, MARKET ACCEPTANCE OF LANNETT'S PRODUCTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE AVAILABILITY ON COMMERCIALLY REASONABLE TERMS OF RAW MATERIALS AND OTHER THIRD PARTY SOURCED PRODUCTS, SUCCESSFUL COMPLIANCE WITH EXTENSIVE, COSTLY, COMPLEX AND EVOLVING GOVERNMENTAL REGULATIONS AND RESTRICTIONS, EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES, AND OTHER RISKS AND UNCERTAINTIES DETAILED IN LANNETT'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO: LANNETT'S ANNUAL REPORT AND FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2002.